Exhibit 99.1

News Release

Approach Resources Inc.

Reports First Quarter 2015 Results

Fort Worth, Texas, May 6, 2015 – Approach Resources Inc. (NASDAQ: AREX) today reported results for first quarter 2015. Highlights for first quarter 2015 include:

•	Production was 14.3 MBoe/d, a 21% increase over the prior-year quarter

•	EBITDAX was $33.4 million, or $0.83 per diluted share

•	Per unit cash operating expenses decreased 27% from the prior-year period

•	Adjusted net loss was $1.3 million, or $0.03 per diluted share

•	Average IP for horizontal Wolfcamp wells in first quarter 2015 was 723 Boe/d (56% oil)

•	Lenders reaffirmed credit facility commitment amount of $450 million effective April 15

Adjusted net (loss) income, EBITDAX and cash operating expenses are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net (loss) income and EBITDAX to net (loss) income and cash operating expenses to operating expenses.

Management Comment

J. Ross Craft, Approach’s Chairman, Chief Executive Officer and President, commented, “In June of 2014, WTI oil prices peaked at $107.26 per barrel. On November 27, 2014, OPEC, under the guidance of Saudi Arabia, announced that it would not curtail oil production volumes. Over the next two months, WTI oil fell from $73.69 per barrel to $44.45 per barrel in January 2015, a 59% decrease from its high in June 2014. Due to this free fall in pricing, we elected to suspend our December 2014 completions until we could secure meaningful drilling and completion cost reductions. In anticipation of back loading first quarter 2015 completions, along with some minor weather-related down time, we guided the market toward lower production for first quarter 2015 compared to fourth quarter 2014. During the first quarter 2015, we concentrated our efforts on identifying and implementing various cost-reduction initiatives and completing our backlog of uncompleted wells. I am pleased to report our current well costs have been reduced to approximately $4.6 million as a result of our water recycling facility and service cost concessions. In addition, we have reduced lease operating expense by 25%, cash general and administrative expense by 17%, and depletion, depreciation and amortization expense by 7% on a year-over-year per Boe basis. We remain on track to achieve our 2015 goals of protecting our balance sheet and exiting this price cycle as a leaner and more efficient company positioned to capture upside for our investors as crude oil prices recover.”

First Quarter 2015 Results

Production for first quarter 2015 totaled 1,287 MBoe (14.3 MBoe/d), compared to 1,067 MBoe (11.9 MBoe/d) in first quarter 2014, a 21% increase. Due to the planned back loading of completions in first quarter 2015, reduction in NGL volumes as a result of ethane rejection at our NGL processing point of sale and minor weather-related issues, first quarter 2015 production decreased 7%, compared to fourth quarter 2014 production of 1,390 MBoe (15.1 MBoe/d). Oil production for first quarter 2015 increased 10% to 493 MBbls, compared to 450 MBbls produced in first quarter 2014. Production for first quarter 2015 was 67% liquids (38% oil and 29% NGLs) and 33% natural gas.

INVESTOR CONTACT Sergei Krylov Executive Vice President & Chief Financial Officer ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Net loss for first quarter 2015 was $7.7 million, or $0.19 per diluted share, on revenues of $33.3 million. This compares to net income for first quarter 2014 of $2.9 million, or $0.08 per diluted share, on revenues of $61.9 million. Net income for first quarter 2015 included a realized gain on commodity derivatives of $15.9 million and an unrealized loss on commodity derivatives of $9.3 million.

Excluding the unrealized loss on commodity derivatives, rig termination fee and related income taxes, adjusted net loss (non-GAAP) for first quarter 2015 was $1.3 million, or $0.03 per diluted share, compared to adjusted net income of $6.9 million, or $0.17 per diluted share, for first quarter 2014. EBITDAX (non-GAAP) for first quarter 2015 was $33.4 million, or $0.83 per diluted share, compared to $42.7 million, or $1.09 per diluted share, for first quarter 2014. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net (loss) income and EBITDAX to net (loss) income.

Our average realized commodity price for first quarter 2015, before the effect of commodity derivatives, was $25.87 per Boe. This compares to an average realized price of $58.04 per Boe in the first quarter of 2014. Our average realized price, including the effect of commodity derivatives, was $38.23 per Boe for first quarter 2015.

Lease operating expense (“LOE”) averaged $5.55 per Boe for first quarter 2015. This represents a decrease of $1.81 per Boe or a 25% decrease on a year-over-year basis. Sequentially, our LOE decreased $1.10 from $6.65 per Boe or 17%. Production and ad valorem taxes averaged $2.20 per Boe, or 8.5% of oil, NGL and gas sales. Exploration costs were $0.85 per Boe and includes a rig termination fee of $0.5 million. Cash general and administrative costs averaged $4.58 per Boe, a 17% decrease compared to the prior-year quarter. Depletion, depreciation and amortization expense averaged $20.61 per Boe, a 7% decrease on a year-over-year basis. Interest expense totaled $5.9 million.

Operations Update

During first quarter 2015, we drilled eight, and completed 13, horizontal Wolfcamp wells. Seven wells targeted the Wolfcamp B bench and six wells targeted the Wolfcamp C bench. A total of 11 wells were turned to sales during the quarter including five located on our University lease and six located on our Baker lease. Of the wells completed since our year-end operations update, the average initial 24-hour rate for wells turned online during first quarter 2015 was 723 Boe/d (56% oil). At quarter-end, eight wells were waiting on completion.

Costs incurred during first quarter 2015 totaled $74.6 million and included $68.2 million for drilling and completion activities, $6 million for infrastructure projects and equipment, and $0.4 million for lease extensions.

Liquidity Update

At March 31, 2015, we had a $1 billion senior secured credit facility in place, with aggregate lender commitments of $450 million and borrowing base of $600 million. In April, our lenders reaffirmed the commitment amount of $450 million, while reducing the borrowing base to $525 million. At March 31, 2015, our liquidity and long-term debt-to-capital ratio were approximately $240 million and 37.4%, respectively. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and calculation of liquidity and long-term debt-to-capital.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
April 2015 – December 2015	Collar	1,600 Bbls/d	$84.00/Bbl - $91.00/Bbl
April 2015 – December 2015	Collar	1,000 Bbls/d	$90.00/Bbl - $102.50/Bbl
April 2015 – December 2015	Three-Way Collar	500 Bbls/d	$75.00/Bbl - $84.00/Bbl - $94.00/Bbl
April 2015 – December 2015	Three-Way Collar	500 Bbls/d	$75.00/Bbl - $84.00/Bbl - $95.00/Bbl

Natural Gas
April 2015 – June 2015	Collar	80,000 MMBtu/month	$4.00/MMBtu - $4.74/MMBtu
April 2015 – December 2015	Swap	200,000 MMBtu/month	$4.10/MMBtu
April 2015 – December 2015	Collar	130,000 MMBtu/month	$4.00/MMBtu - $4.25/MMBtu

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, May 7, 2015, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss financial and operational results for first quarter 2015. The conference call may be accessed via the Company’s website at www.approachresources.com or by phone:

Dial in:	(877) 201-0168
Intl. dial in:	(647) 788-4901
Passcode:	Approach / 19866699

A replay of the call will be available on the Company’s website or by dialing (855) 859-2056 (passcode: 19866699).

In addition, a first quarter 2015 summary presentation is available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2015	2014
Revenues (in thousands):
Oil	$21,302	$41,745
NGLs	5,152	10,298
Gas	6,844	9,884

Total oil, NGL and gas sales	33,298	61,927

Realized gain (loss) on commodity derivatives	15,901	(1,339)

Total oil, NGL and gas sales including derivative impact	$49,199	$60,588

Production:
Oil (MBbls)	493	450
NGLs (MBbls)	370	295
Gas (MMcf)	2,539	1,934

Total (MBoe)	1,287	1,067
Total (MBoe/d)	14.3	11.9

Average prices:
Oil (per Bbl)	$43.17	$92.77
NGLs (per Bbl)	13.92	34.94
Gas (per Mcf)	2.70	5.11

Total (per Boe)	25.87	58.04

Realized gain (loss) on commodity derivatives (per Boe)	12.36	(1.26)

Total including derivative impact (per Boe)	$38.23	$56.78

Costs and expenses (per Boe):
Lease operating	$5.55	$7.36
Production and ad valorem	2.20	3.91
Exploration	0.85	0.69
General and administrative(1)	6.30	8.00
Depletion, depreciation and amortization	20.61	22.12

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$4.58	$5.51
General and administrative – noncash component (share-based compensation)	$1.72	$2.49

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2015	2014
REVENUES:
Oil, NGL and gas sales	$33,298	$61,927

EXPENSES:
Lease operating	7,146	7,851
Production and ad valorem taxes	2,828	4,169
Exploration	1,090	738
General and administrative	8,102	8,535
Depletion, depreciation and amortization	26,520	23,606

Total expenses	45,686	44,899

OPERATING (LOSS) INCOME	(12,388)	17,028

OTHER:
Interest expense, net	(5,922)	(5,137)
Realized gain (loss) on commodity derivatives	15,901	(1,339)
Unrealized loss on commodity derivatives	(9,321)	(5,926)
Other income	26	—

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(11,704)	4,626
INCOME TAX (BENEFIT) PROVISION	(3,996)	1,681

NET (LOSS) INCOME	$(7,708)	$2,945

(LOSS) EARNINGS PER SHARE:
Basic	$(0.19)	$0.08

Diluted	$(0.19)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,157,164	39,243,296
Diluted	40,157,164	39,259,480

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	March 31,	December 31,
(in thousands)	2015	2014
Cash and cash equivalents	$294	$432
Other current assets	49,704	60,647
Property and equipment, net, successful efforts method	1,379,302	1,331,659
Other assets	8,296	8,689

Total assets	$1,437,596	$1,401,427

Current liabilities	$88,858	$106,852
Long-term debt (senior secured credit facility)	210,000	150,000
Long-term debt (7.00% notes due 2021)	250,000	250,000
Other long-term liabilities	119,937	120,248
Stockholders’ equity	768,801	774,327

Total liabilities and stockholders’ equity	$1,437,596	$1,401,427

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net (Loss) Income

This release contains the non-GAAP financial measures adjusted net (loss) income and adjusted net (loss) income per diluted share, which excludes (1) unrealized loss on commodity derivatives, (2) a rig termination fee, and (3) related income tax effect. The amounts included in the calculation of adjusted net (loss) income and adjusted net (loss) income per diluted share below were computed in accordance with GAAP. We believe adjusted net (loss) income and adjusted net (loss) income per diluted share are useful to investors because they provide readers with a more meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net (loss) income and adjusted net (loss) income per diluted share to net (loss) income for the three months ended March 31, 2015 and 2014 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(7,708)	$2,945
Adjustments for certain items:
Unrealized loss on commodity derivatives	9,321	5,926
Rig termination fee	498	—
Related income tax effect	(3,437)	(2,015)

Adjusted net (loss) income	$(1,326)	$6,856

Adjusted net (loss) income per diluted share	$(0.03)	$0.17

EBITDAX

We define EBITDAX as net (loss) income, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss on commodity derivatives, (5) interest expense, net, and (6) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX and EBITDAX per diluted share to net (loss) income for the three months ended March 31, 2015 and 2014 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(7,708)	$2,945
Exploration	1,090	738
Depletion, depreciation and amortization	26,520	23,606
Share-based compensation	2,217	2,654
Unrealized loss on commodity derivatives	9,321	5,926
Interest expense, net	5,922	5,137
Income tax (benefit) provision	(3,996)	1,681

EBITDAX	$33,366	$42,687

EBITDAX per diluted share	$0.83	$1.09

Cash Operating Expenses

We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Cash operating expenses is not a measure of operating expenses as determined by GAAP. The amounts included in the calculation of cash operating expenses were computed in accordance with GAAP. Cash operating expenses is presented herein and reconciled to the GAAP measure of operating expenses. We use cash operating expenses as an indicator of the Company’s ability to manage its operating expenses and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of cash operating expenses to operating expenses for the three months ended March 31, 2015 and 2014 (in thousands, except per-Boe amounts).

	Three Months Ended March 31,
	2015	2014
Operating expenses	$45,686	$44,899
Exploration	(1,090)	(738)
Depletion, depreciation and amortization	(26,520)	(23,606)
Share-based compensation	(2,217)	(2,654)

Cash operating expenses	$15,859	$17,901

Cash operating expenses per Boe	$12.32	$16.78

Liquidity

Liquidity is calculated by adding the net funds available under our senior secured credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at March 31, 2015 (in thousands).

Liquidity at March 31, 2015
Borrowing base	$450,000
Cash and cash equivalents	294
Senior secured credit facility – outstanding borrowings	(210,000)
Outstanding letters of credit	(325)

Liquidity	$239,969

Long-Term Debt-to-Capital

Long-term debt-to-capital ratio is calculated by dividing long-term debt (GAAP) by the sum of total stockholders’ equity (GAAP) and long-term debt (GAAP). We use the long-term debt-to-capital ratio as a measurement of our overall financial leverage. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our long-term debt-to-capital ratio at March 31, 2015, and December 31, 2014 (in thousands).

	March 31, 2015	December 31, 2014
Long-term debt(1)	$460,000	$400,000
Total stockholders’ equity	768,801	774,327

	$1,228,801	$1,174,327

Long-term debt-to-capital	37.4%	34.1%

(1)	Long-term debt at March 31, 2015, is comprised of $250 million in 7% senior notes and $210 million outstanding under our senior secured credit facility. Long-term debt at December 31, 2014 is comprised of $250 million in 7% senior notes and $150 million outstanding under our senior secured credit facility.